Exhibit 99.2

July 28, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Critical Home Care, Inc. under Item 4(a), which was filed with the Commission on July 28, 2004, as part of the Company’s Form 8-K/A dated July 28, 2004.  Such Form 8-K/A amends and restates Item 4(a) of Form 8-K dated June 29, 2004.  We agree with the statements concerning our Firm in such Form 8-K/A, except we are not in a position to agree or disagree with the statements concerning the actions of the Board of Directors and Audit Committee of Critical Home Care, Inc.

Very truly yours,

Marcum & Kliegman LLP